Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors and officers of Chubb Limited, a Swiss company (the “Company”), hereby constitutes and appoints Evan G. Greenberg, Philip V. Bancroft and Joseph F. Wayland, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign a registration statement on Form S-3 or any other applicable form (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate amount of common shares, debt securities, guarantees, warrants, preferred securities and other securities of the Company (and any Company subsidiary or trust) and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to any offerings covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: October 9, 2018

Signature	Title

/s/ Evan G. Greenberg Evan G. Greenberg	Chairman, President and Chief Executive Officer; Director

/s/ Philip V. Bancroft Philip V. Bancroft	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Paul B. Medini Paul B. Medini	Chief Accounting Officer (Principal Accounting Officer)

/s/ Michael G. Atieh Michael G. Atieh	Director

/s/ Sheila P. Burke Sheila P. Burke	Director

/s/ James I. Cash James I. Cash	Director

/s/ Mary Cirillo Mary Cirillo	Director

/s/ Michael P. Connors Michael P. Connors	Director

/s/ John A. Edwardson John A. Edwardson	Director

/s/ Robert M. Hernandez Robert M. Hernandez	Director

Signature	Title

/s/ Kimberly A. Ross Kimberly A. Ross	Director

/s/ Robert W. Scully Robert W. Scully	Director

/s/ Eugene B. Shanks, Jr. Eugene B. Shanks, Jr.	Director

/s/ Theodore E. Shasta Theodore E. Shasta	Director

/s/ David H. Sidwell David H. Sidwell	Director

/s/ Olivier Steimer Olivier Steimer	Director

/s/ James M. Zimmerman James M. Zimmerman	Director